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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
Melville, New York

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Henry Schein, Inc. (the "Company") on Form S-8 of our reports dated February 27, 2003 relating to the consolidated financial statements and schedule appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 2002.

BDO SEIDMAN, LLP

New York, New York
January 13, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS